SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:                     [ ] Confidential, for Use of the
[ ]  Preliminary Proxy Statement                   Commission Only (as permitted
[X]  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 9 Rule 240.14a-11(c) or 9 Rule 240.14a-12

                            Minnesota Brewing Company
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2)
     of Schedule 14A
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            MINNESOTA BREWING COMPANY
                             882 WEST SEVENTH STREET
                              SAINT PAUL, MN 55102
                                 (651) 228-9173

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 16, 1999


To the Shareholders of Minnesota Brewing Company:

     Notice is hereby given that the Annual Meeting of Shareholders of Minnesota Brewing Company will be held on Wednesday, June 16, 1999, at 9:00 a.m. local time, at the Company's offices at 882 West Seventh Street, Saint Paul, Minnesota, for the following purposes:

     1. To elect five (5) directors to serve until the next annual meeting of shareholders or until their successors are elected;

     2. To amend Article I of the Articles of Incorporation to change the corporate name of the Company to MBC Holding Company; and

     3. To act upon any other matters that may properly be presented at the meeting.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998.

     The Board of Directors has fixed the close of business on May 14, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                     By Order of the Board of Directors


                                     John J. Lee
                                     PRESIDENT


Saint Paul, Minnesota
May 25, 1999

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            MINNESOTA BREWING COMPANY

     PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Minnesota Brewing Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on June 16, 1999, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 882 West Seventh Street, Saint Paul, MN 55102, and its telephone number is (651) 228-9173. The mailing of this proxy statement to shareholders of the Company commenced on or about May 25, 1999.

     The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of May 14, 1999, the Company had 3,462,711 shares of $.01 par value common stock (the "Common Stock") and 607,745 shares of Class A Convertible Preferred Stock (the "Preferred Stock") (collectively referred to as "Capital Stock"). Each share of Capital Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on May 14, 1999 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

     The only voting securities of the Company are shares of Common Stock and shares of Preferred Stock, of which 3,462,711 shares and 607,745 shares, respectively, were outstanding as of May 14, 1999. The following table includes information, as of May 14, 1999, concerning the beneficial ownership of the holdings of the voting stock of the Company by (i) all persons who are known by the Company to hold five percent (5%) or more of the Company's voting securities; (ii) each of the directors or nominees for director of the Company; and (iii) all directors and officers of the Company as a group.

Name and Address                Shares Beneficially Owned(1)   Percent Ownership
----------------                -------------------------      -----------------

Bruce E, Hendry                        2,148,829                      52.8
Minnesota Brewing Management
Company; Minnesota Brewing
Limited Partnership (2)
882 West Seventh Street
Saint Paul, MN 55102

John J. Lee (3)                          320,779                       7.9
882 West Seventh Street
Saint Paul, MN 55102

Perkins Oppertunity Fund (4)             260,900                       6.4
730 East Lake Street
Wayzata, MN 55391

James A. Potter                            5,000                         *

Greg C. Heinemann                         10,000                         *

Robert Awsumb                              5,000                         *

Richard A. Perrine                         5,000                         *

John T. Elliott                                -                         -

All Officers and Directors             2,523,608                      62.0
as a Group (8 persons)

----------------------------
*   Indicates ownership of less than one percent.

(1) Includes shares of Common Stock issuable upon the exercise of stock options granted to the following persons and exercisable within 60 days: Mr. Lee - 33,334 shares; all officers and directors as a group - 145,000 shares.

(2) Minnesota Brewing Limited Partnership (the "Partnership") is a Minnesota limited partnership that was established in September 1991. Minnesota Brewing Management Company is the General Partner of the Partnership and owns 4.8% of the Partnership interest in the Company as General Partner. Minnesota Brewing

Management Company has the right to vote all shares held by the Partnership. Bruce E. Hendry is the sole shareholder of Minnesota Brewing Management Company and is a limited partner in the Partnership.

(3) Mr. Lee serves as the trustee for the Company's Employee Stock Ownership Plan ("ESOP"). The share totals for Mr. Lee include all of the 220,279 shares held by the ESOP. Mr. Lee disclaims any beneficial ownership in the shares held by the ESOP other than his respective interest.

(4) Based on a Schedule 13G dated February 4, 1999. Perkins Oppertunity Fund is an investment company registered with the Securities and Exchange Commission. Of the shares listed above, Perkins Oppertunity Fund has the sole voting power with respect to 260,900 shares and the sole dispositive power with respect to 260,900 shares.

                                   PROPOSAL 1

         ELECTION OF DIRECTORS

         The nominees named below have been nominated by the Board of Directors of the Company. With the exception of Mr. Elliott, each nominee is presently a director of the Company. The terms of Mr. Greg Heinemann and Mr. James Potter, who have served as directors of the Company since 1997, expire at the Annual Meeting. Messrs. Heinemann and Potter have decided not to stand for re-election. The Company wishes to thank Messrs. Heinemann and Potter for their years of service. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.


         Bruce E. Hendry                  Chairman of the Board of Directors
         Director since 1991              of the Company
         Age -- 56

         Mr. Hendry has been the Chairman of the Board of the Company since its formation in 1991. Mr. Hendry has been employed as a registered representative with the investment banking firm of Dougherty Summit Securities, LLC (formerly Summit Investment Corporation) since October 1994. Prior to that date he was employed as a registered representative with Craig-Hallum. He has been involved in the restructuring of a number of financially distressed companies that have gone through reorganization, including Kaiser Steel Corporation, First Republic Bank Corporation, Erie Lackawanna, ET Railcar and Wickes Cos., Inc. Mr. Hendry is also the sole shareholder of Minnesota Brewing Management Company, the General Partner of the Partnership. See "Certain Transactions."


         John J. Lee                      President and Chief Executive
         Director since 1997              Officer of the Company
         Age -- 40

         Mr. Lee has been the President and Chief Executive Officer and a director of the Company since May 1997. From 1989 to 1995, he was the Chief Executive Officer of Rex Distributing, a beer distributor.


         Richard A. Perrine               Senior Vice President
         Director since 1996              The Hays Group, Inc.
         Age -- 44

         Mr. Perrine has served as a director since November 1996. Mr. Perrine is a certified public accountant and since May 1996 has been employed by The Hays Group, Inc., a insurance brokerage firm. From 1991 to 1996, Mr. Perrine was a Tax Partner with the accounting firm of McGladrey & Pullen, LLP.


         Robert A. Awsumb                 President and Founding Partner
         Director since 1998              Rambow & Awsumb, P.A.
         Age -- 39

         Mr. Awsumb has been a director of the Company since November of 1998. Mr. Awsumb is an attorney who has been employed by Rambow & Awsumb, P.A. since 1991.


         John T. Elliott                  President
         Nominee                          Elliott Contracting Corporation
         Age -- 50

         Mr. Elliott has been nominated to serve as a director of the Company. Mr. Elliott is a professional engineer and has served as the President of Elliott Contracting Corporation, an electrical construction and maintenance company, since 1993.



VOTE REQUIRED

         The affirmative vote of a majority of the voting shares represented at the meeting of the Company's Capital Stock is required for election of the nominees.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.


         MEETINGS. The Board of Directors met five times during 1998. Each current director attended at least seventy-five percent of the meetings of the Board of Directors and Board committees on which the director served.

         BOARD COMMITTEE MEETINGS.

         The Compensation Committee, which is currently comprised of Messrs. Perrine and Potter, is responsible for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company. The Compensation Committee met two times in 1998.

         The Audit Committee, which is currently comprised of Messrs. Perrine and Potter, supervises the financial affairs of the Company and generally reviews the scope and results of the audit and other services provided by the Company's independent accountants and reports the results of their review to the full Board and to management. The Audit Committee met twice in 1998.

         The Nominating Committee, which is currently comprised of Messrs. Hendry and Lee, considers and recommends nominees to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders provided the shareholder submits the nominee's name in writing addressed to the Secretary of the Company listing the nominee's qualifications together with a statement signed by the nominee indicating a willingness to serve. The Nominating Committee met one time in 1998.

         The Company's Directors are not paid any fees for services as members of the Board or attendance at Board meetings but prior to 1998 received minor amounts of complimentary products and wearables. However, in 1998, Messrs. Potter, Heinemann, Perrine, and Awsumb were each issued an option to purchase 15,000 shares of the Company's Common Stock. Each option vests in equal parts over three years contingent upon the director's reelection.

                                   PROPOSAL 2

                            CHANGE OF CORPORATE NAME


         Subject to shareholder approval, the Company proposes to change the name of the Company to MBC Holding Company. In light of the Company's new emphasis on the development of an ethanol production facility through Gopher State Ethanol, LLC, the name "Minnesota Brewing Company" no longer accurately reflects all of the Company's operations and interests. The Board hopes that the change of corporate name will benefit the Company in its efforts to diversify its operations through the formation of subsidiaries and participation in joint ventures.

         Following the change of the corporate name, the Company anticipates that it may organize one or more subsidiaries. The Company recognizes the value of continuing to utilize the name "Minnesota Brewing Company" and therefore anticipates that it may form a wholly owned subsidiary that will utilize the corporate name "Minnesota Brewing Company" for its brewing operations. The Company may also at some time in the future transfer assets to the newly formed "Minnesota Brewing Company." The Company has not yet adopted a formal plan to do so. In the event the Company transfers assets to the newly formed "Minnesota Brewing Company," the Company will need to obtain approval from certain of its creditors and regulatory authorities. The Company is also exploring other business opportunities. No definitive agreements exist at this time.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE CHANGE OF THE COMPANY'S NAME, AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED.

                             EXECUTIVE COMPENSATION

         The following table shows, for the fiscal years ending December 31, 1998, 1997 and 1996 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to John J. Lee, the Company's current President and Chief Executive Officer. No other executive officer of the Company received total cash compensation exceeding $100,000 during 1998.

                           SUMMARY COMPENSATION TABLE

                ANNUAL COMPENSATION AWARDS LONG TERM COMPENSATION

                                                    STOCK OPTIONS       OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY      (NUMBER)      COMPENSATION
---------------------------     ----      ------      --------      ------------

John J. Lee (1)                 1998    $128,527          -0-            ___
President and Chief             1997      70,656       100,000           ___
Executive Officer

---------------

(1) Mr. Lee became President and Chief Executive Officer in May of 1997.


OPTION GRANTS IN LAST FISCAL YEAR

         No options were granted to Mr. Lee in 1998.

YEAR-END OPTIONS VALUES

         No options were exercised by Mr. Lee during 1998. The following table sets forth, with respect to Mr. Lee, certain information relating to unexercised stock options held as of the end of the fiscal year ended December 31, 1998.

                               NUMBER OF               VALUE OF UNEXERCISED
                              OPTIONS AT             IN-THE-MONEY OPTIONS AT
                          DECEMBER 31, 1998            DECEMBER 31, 1998(1)
                     --------------------------     --------------------------

NAME                 EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                 -----------  -------------     -----------  -------------

John J. Lee            66,666        33,334             -0-           -0-

---------------
(1) The value of unexercised options is calculated by determining the fair market value of the shares underlying the options at December 31, 1998 and the exercise price of the options.


EMPLOYMENT AGREEMENTS

         The Company has no written employment agreements with its executive officers.

                              CERTAIN TRANSACTIONS

         On August 29, 1991 Bruce E. Hendry, the Company's current Chairman of the Board of Directors, entered into an Asset Purchase Agreement with G. Heileman Brewing Company ("Heileman") to purchase the real property commonly known as the Jacob Schmidt Brewery in Saint Paul, Minnesota, certain equipment and other tangible assets in connection therewith, the trademark "Grain Belt," and certain assets relating to the marketing and distribution of beer. Heileman was operating as debtor-in-possession under the United States Bankruptcy Code in the Southern District of New York.

         Minnesota Brewing Limited Partnership (the "Partnership") was formed by Mr. Hendry and other private investors in September 1991. Mr. Hendry assigned the Asset Purchase Agreement to the Partnership, and the Partnership acquired the brewery and equipment from Heileman for approximately $2.75 million. The Company, however, acquired the Grain Belt trademark directly from Heileman. The General Partner of the Partnership is Minnesota Brewing Management Company. Mr. Hendry is the President and sole shareholder of Minnesota Brewing Management Company. Mr. Lee, Mr. Perrine, and Mr. Potter each of whom is a director of the Company, are limited partners in the Partnership.

         On September 11, 1991 the Company was incorporated under Minnesota law. In October 1991, the Partnership contributed $2,600,000 to the Company and received 1,541,084 shares of Common Stock. Concurrent with the closing of the Company's initial public offering in 1993, the Partnership assumed approximately $825,140 in obligations of the Company owed to the Housing and Redevelopment Authority of the City of Saint Paul as well as to the City of Saint Paul.

         In March and April 1998, the Company entered into two additional agreements with the Partnership under which the Partnership loaned the Company an additional $475,000 and agreed to provide the Company with a $2.5 million line of credit. Advances under the line of credit accrue interest at the higher of the prime rate of interest plus 1.0 percent or 9 percent. The line was secured by substantially all the assets of the Company. This line of credit agreement expired on January 1, 1999, the Company was unable to pay all amounts due under the line and as a result the Company was in default under this agreement. On April 15, 1999, the Partnership committed to amend the line of credit agreement with the Company thereby curing the default that existed at that date. The amended line of credit, which expires on April 15, 2002, will provide borrowings up to $1.5 million.

         Since 1997 the Company has investigated and begun to develop a business for the production of ethanol. Ethanol is principally produced from the processing of corn including its fermentation into fuel grade alcohol. Because of the significant cost of the facility, the Company has obtained investors to satisfy lenders' request for equity. The Company has contributed assets to and obtained a minority interest in the ethanol operation, Gopher State Ethanol, LLC ("Gopher State"), which is pursuing the construction of the ethanol facilities.

         On March 29, 1999, the Company and the Partnership terminated their lease agreement. The Partnership also contributed its interest in the real estate and equipment that had been previously leased to the Company to Gopher State. On March 29, 1999, the Company and Gopher State entered into a new lease agreement for the same land, building and production equipment that the Company had previously leased from the Partnership. The new lease agreement provides for rent of $25,000 per month and has an initial term of 10 years which expires in 2009. The Company shall have the option to extend this lease for three consecutive additional terms of ten (10) years each. The lease gives the Company the right to purchase the brewing facilities and equipment at any time during the term of the lease at the fair market price of the assets at the time the option is exercised. There are no provisions for production rent in the new agreement. The Company has also entered into a shared facilities and services agreement, under which it has agreed to share certain office space and services with Gopher State.

         The Company issued 547,614 shares of Preferred Stock to the Partnership in satisfaction of $1,369,036 owed for deferred rents and accrued interest at December 31, 1998. The preferred shares have a 9% cumulative dividend rate, voting rights and are convertible into common stock at the rate of one share of common stock per share of preferred stock. The holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the Preferred Stock could be converted. On March 31, 1999, the Partnership converted an additional $150,327 of debt into 60,131 additional shares of Preferred Stock. The dividends can be deferred and if they are not paid, they accumulate without interest.

         During 1998, the Company paid insurance premiums of approximately $228,000 to its carriers through The Hays Group, Inc., an insurance broker of which Mr. Perrine, a director of the Company, is Vice President.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports.

         SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be included in the proxy statement for the annual shareholder meeting in 2000 must be received by the Company at 882 West Seventh Street, Saint Paul, Minnesota 55102, no later than January 25, 2000. Proposals received by that date will be included in the 2000 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion by, and conform to, the rules of the SEC.

         For a proposal not included in the proxy statement to be properly brought before an annual meeting by a shareholder, the shareholder must notify the Company no later than April 10, 2000. If a shareholder fails to provide notice by this date, the proposal will be considered untimely for purposes of Rule 14c-4(c) of the SEC's proxy rules and, accordingly, the Company will be entitled to exercise its discretionary voting authority with respect to the proposal.

                                  ANNUAL REPORT

         An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended December 31, 1998 accompanies this Notice of Annual Meeting and proxy solicitation material.

         The accounting firm of McGladrey & Pullen, LLP has served as independent public accountants for the Company since the Company's inception in September 1991. The Company has selected McGladrey & Pullen, LLP to serve as independent public accountants for the Company for the fiscal year ended December 31, 1999. The Company expects that a representative from McGladrey & Pullen, LLP will attend the Annual Meeting and be available to respond to appropriate shareholder questions.

                                    FORM 10-K

         A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of the Company. A copy of the Form 10-K may be obtained from the Company at 882 West Seventh Street, Saint Paul, Minnesota 55102.

         OTHER BUSINESS

         The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

         By Order of the Board of Directors


         ----------------------------------
         John J. Lee
         PRESIDENT

PROXY                       MINNESOTA BREWING COMPANY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 16, 1999

     The undersigned, revoking all prior proxies, hereby constitutes and appoints Bruce E. Hendry and John J. Lee and each of them, with full power of substitution, as proxies to vote all shares of Capital Stock of Minnesota Brewing Company held by the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 16, 1999, and at any adjournments thereof, as designated below on the matters referred to and in their discretion upon such other business as may properly come before the Annual Meeting.

1.   ELECTION OF DIRECTORS:

        [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
            (except as marked to the             to vote for ALL nominees listed
            contrary)                            below

     BRUCE E. HENDRY   JOHN J. LEE   RICHARD A. PERRINE   ROBERT A. AWSUMB
                                 JOHN T. ELLIOTT

     (INSTRUCTIONS: To WITHHOLD authority to vote for any individual nominee, write that nominee's name on the space provided below).

     ---------------------------------------------------------------------------

2. THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME TO MBC HOLDING COMPANY.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF NOMINEES NAMED HEREIN AND FOR THE OTHER PROPOSALS. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH MUST SIGN. FIDUCIARIES SHOULD INDICATE TITLE AND AUTHORITY.

                                            Date: ________________________, 1999

                                            ____________________________________
                                                         Signature

                                            ____________________________________
                                                 Signature, if held jointly

                                            ____________________________________
                                                     Title or Authority

                                            PLEASE SIGN, DATE AND RETURN THIS
                                            PROXY PROMPTLY IN THE ENVELOPE
                                            PROVIDED.